EXHIBIT 10.16
                                                                   -------------

                             GRANTOR TRUST AGREEMENT

                       FOR THE BENEFIT RESTORATION PLAN OF
                            THE WARWICK SAVINGS BANK



                  THIS AGREEMENT (hereinafter referred to as the "Trust Agreement"), made as of this 10th day of December 1997, by and between THE WARWICK SAVINGS BANK, a savings bank organized under the laws of the State of New York ("Bank") and having its principal offices at 18 Oakland Avenue, Warwick, New York 10990, and MARINE MIDLAND BANK, a bank organized under the laws of the State of New York and having an office at 140 Broadway, New York, New York 10005 ("Trustee"). Any references herein to the "Company" shall mean WARWICK COMMUNITY BANCORP, INC., the holding company of the Bank.


                              W I T N E S S E T H:

                  WHEREAS, the Bank has established the Benefit Restoration Plan of The Warwick Savings Bank ("Plan") for the benefit of certain management employees of the Bank and designated affiliates;

                  WHEREAS, the Trustee is not a party to the Plan and makes no representations with respect thereto, and all representations and recitals with respect to the Plan shall be deemed to be those of the Bank;

                  WHEREAS, the Bank wishes to establish a trust ("Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Bank's creditors in the event of the Bank's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

                  WHEREAS, it is the intention of the parties that the Trust shall constitute an unfunded arrangement and shall not affect the status of any Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

                  WHEREAS, it is the intention of the Bank to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan, provided that the assets of the Trust shall be subject to the claims of the Bank's creditors in the event of the Bank's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in the time and manner specified in the Plan;





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                  NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


                  FIRST:  ESTABLISHMENT OF THE TRUST.

                  (a) (i) The Bank hereby deposits with the Trustee in trust $100.00, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

                           (ii) The Trustee hereby accepts a trust consisting of
the initial deposit referred to in the preceding sentence and such cash or other property acceptable to the Trustee as shall be paid or delivered to the Trustee from time to time, together with the earnings, income, additions and appreciation thereon and thereto (all of which is hereinafter called the "Fund").

                  (b) The Trust hereby established shall be irrevocable. The Bank may, but shall not be required to, apply for a Private Letter Ruling regarding the status of the Trust as a "grantor trust" under sections 671 through 679 of the Code from the Internal Revenue Service ("IRS") in accordance with Article FIFTEENTH hereof. In the event the Bank makes such a request, it shall furnish to the Trustee a copy of such Private Letter Ruling promptly upon the Bank's receipt thereof.

                  (c) The Trust is intended to be a grantor trust, of which the Bank is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended ("Code"), and shall be construed accordingly.

                  (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Bank and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Bank. Any assets held by the Trust will be subject to the claims of the Bank's general creditors under federal and state law in the event of Insolvency, as defined in Article THIRD herein.

                  (e) The Bank, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits, or any other contribution to the Trust.



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                  (f) (i) Upon a Change of Control, the Bank shall, as soon as possible, but in no event longer than 30 days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred.

                           (ii) Within 30 days following the end of the Plan
year(s) ending after the Trust has become irrevocable pursuant to subparagraph
(b) of Article FIRST hereof, the Bank shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Plan participant or beneficiary the benefits payable pursuant to the terms of the Plan as of the close of the Plan year(s).

                           (iii) For purposes of this paragraph (f), no
irrevocable contribution shall be required for any Plan year that ended before the occurrence of a Change in Control, as herein defined. In addition, any contribution required hereunder shall be deemed sufficient if the aggregate of such contributions and the other assets of the Fund, determined as of the date of the contributions, is at least equal to the actuarially determined value of the aggregate benefits accrued under the Plan, determined as of the same date. Any actuarial determination required under the preceding sentence shall be made by the Bank, in its sole discretion.

                           (iv) The Trustee shall have the right and power, but
shall be under no duty, to determine whether the amount of any contribution is in accordance with any Plan or to collect or enforce payment of any contribution. The Trustee shall not be responsible for computing or collecting any contribution or other amounts due under the Plan or the Trust.

                  SECOND:           PAYMENTS TO PLAN PARTICIPANTS AND THEIR
                                    BENEFICIARIES.

                  (a) (i) The Bank shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule.

                           (ii) The Payment Schedule shall be delivered to the
Trustee following the execution of this Trust Agreement and an updated Payment Schedule shall be furnished at least annually thereafter. Each such Payment Schedule shall include, without limitation, (A) the names, addresses, dates of birth, social security numbers and the amount and form of accrued benefit of each Plan participant and beneficiary in the Plan; (B) the amount and form of projected benefits under the Plan of each participant and beneficiary, assuming such participant would retire or die as of the last day of such calendar year;
(C) a schedule of the estimated yearly cash payments


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under the Plan; and (D) any other information regarding the Plan which the
Trustee may reasonably request.

                  (b) (i) To the extent that amounts are paid under this Article SECOND by the Trustee directly to any Plan participant or beneficiary, such amounts shall be reduced by the Trustee in an amount equal to the income and employment tax withholding required by law with respect to such participant or beneficiary, as determined by the Bank and promptly communicated to the Trustee. The Trustee shall inform each Plan participant and beneficiary to whom payment is made of the amount withheld from payment and the purpose for withholding such amount. Such withheld amounts shall be paid by the Trustee to the Bank, which shall remit such withheld amounts to, and shall file the appropriate withholding reports with, the appropriate governmental agencies. In making any determination whether the Bank has properly determined, reported and/or withheld the appropriate taxes, the Trustee may rely on a written certification, under penalties of perjury, signed by the Chief Executive Officer of the Bank or by another officer of the Bank authorized by the Chief Executive Officer to sign such certification in his behalf.

                           (ii) To the extent that amounts are to be paid under
this Article SECOND by the Trustee directly to any Plan participant or beneficiary and the Bank fails to direct the Trustee with respect to the appropriate amount to be withheld by the Trustee with respect to the applicable withholding requirements, the Trustee shall use its best efforts to determine, in its sole discretion, the appropriate amount of income and employment tax withholding required by law with respect to the payment to such participant or beneficiary, and shall reduce any payments by the amount of tax withholding required. The Trustee shall inform the Bank and each Plan participant or beneficiary to whom payment is made of the amount withheld and the purpose for withholding such amount. The amount withheld by the Trustee shall be paid by the Trustee to the Bank, and the Bank shall remit such withheld amounts to, and shall file the appropriate withholding reports with, the appropriate governmental agencies. Provided that the Trustee has withheld the amounts directed by the Bank or, in the absence of such direction from the Bank, used its best efforts to determine applicable withholding under this Article, it shall have no liability for failure to withhold amounts sufficient to meet applicable requirements, and shall be held harmless by the Bank against such liability.

                           (iii) Unless otherwise agreed to by the Trustee, the
Bank shall be responsible for all tax information reporting with respect to payments made to Plan participants and beneficiaries hereunder.

                  (c) (i) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Bank or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.



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                           (ii) The Trustee shall have no authority over or
responsibility for the disposition of claims for benefits under the Plan and, in the absence of an order to the contrary of a court of competent jurisdiction, may rely conclusively on the most recent Payment Schedule furnished to it by the Bank in making or refraining from making payments from the Trust to individuals who are or purport to be Plan participants or their beneficiaries. The Trustee shall not make payments hereunder to any person until it receives instructions from the Bank in a form reasonably satisfactory to the Trustee.

                  (d) (i) The Bank may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Bank shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Plan participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Bank shall make the balance of each such payment as it falls due. The Trustee shall notify the Bank where principal and earnings are not sufficient.

                           (ii) The Trustee shall have no liability or
responsibility for duplicate payments made prior to its receipt from the Bank of notice of the Bank's intention to make direct payment.

                  (e) The Bank may direct that payments be made before they would otherwise be due if, based on a change in the federal tax or revenue laws, a published ruling or similar announcement issued by the IRS, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving a Participant or a beneficiary, or a closing agreement made under section 7121 of the Code that is approved by the IRS and involves a Participant or a beneficiary, it determines that a Participant or beneficiary has or will recognize income for federal income tax purposes with respect to amounts that are or will be payable under the Plan before they are to be paid.

          THIRD: TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN BANK IS INSOLVENT.

                  (a) (i) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Bank is or becomes Insolvent. The Bank shall be considered "Insolvent" for purposes of this Trust Agreement if (A) the Bank is unable to pay its debts as they become due, (B) the Bank is subject to a pending proceeding as a debtor under the United States Bankruptcy Code or the equivalent thereof or (C) the Bank is subject to an order or regulation issued pursuant to section 18(k) of the Federal Deposit Insurance Act, as amended, prohibiting payments from the Plan.

                  (ii) For purposes of this Trust Agreement, a condition which results in the Bank's being Insolvent shall be referred to as the Bank's "Insolvency."


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                  (iii) While the Bank is Insolvent, the Trustee shall make
payments from the Trust only to or for the benefit of the Bank's general creditors and only upon the direction of a court of competent jurisdiction or, in the event that a trustee, receiver, conservator or other similar official shall be appointed to oversee the Bank's affairs during a period of Insolvency, upon the direction of such trustee, receiver, conservator or other similar official.

                  (b) At all times during the continuance of this Trust Agreement, as provided in subparagraph (d) of Article FIRST hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Bank under federal and state law as set forth below:

                           (1) The Board of Directors of the Bank (the "Board") and the Chief Executive Officer of the Bank shall have the duty to inform the Trustee in writing of the Bank's Insolvency. If a person claiming to be a creditor of the Bank alleges in writing to the Trustee that the Bank has become Insolvent, the Trustee shall determine whether the Bank is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                           (2) (i) Unless the Trustee has actual knowledge of the Bank's Insolvency, or has received notice from the Bank or a person claiming to be a creditor alleging that the Bank is Insolvent, the Trustee shall have no duty to inquire whether the Bank is Insolvent. The Trustee may in all events rely on such evidence concerning the Bank's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Bank's solvency.

                                    (ii) The Trustee shall be deemed to have a
         reasonable basis for determining that the Bank is Insolvent if it has received (A) a certified copy of a bankruptcy or insolvency petition with respect to the Bank or a general assignment by the Bank for the benefit of its creditors, (B) a Certificate of Commencement of Case (or similar document) acknowledging either (I) that a petition for the commencement of a voluntary or involuntary case pursuant to Titles 7 or 11 of the United States Bankruptcy Code, as amended, was duly filed by or against the Bank with the United States Bankruptcy Court, or (II) the taking of possession of the Bank or all or all substantially all of its assets by a receiver, custodian, trustee or similar official, (C) a certified copy of an order pursuant to section 18(k) of the Federal Deposit Insurance Act, as amended, prohibiting payments pursuant to the Plan ("Regulatory Order"), or (D) a written certification, under penalties of perjury, signed by the Chief Executive Officer of the Bank or a majority of the members of the Board that the Bank is Insolvent.



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                           (3) If at any time the Trustee has determined that
         the Bank is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Bank's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Bank with respect to benefits due under the Plan or otherwise.

                           (4) (i) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Article SECOND of this Trust Agreement only after the Trustee has determined that the Bank is not Insolvent (or is no longer Insolvent).

                                    (ii) The Trustee shall be deemed to have a
         reasonable basis for determining that the Bank is no longer Insolvent if it has received: (A) a judgment, decree or order of a court of competent jurisdiction dismissing a case filed with respect to the Bank under Title 7 or 11 of the United States Bankruptcy Code; or (B) a judgment, decree or order of a court of competent jurisdiction overturning a Regulatory Order; or (C) if the Trustee determined the Bank to be Insolvent based on a certification of the Chief Executive Officer or the Board, a subsequent written certification, under penalties of perjury, signed by the Chief Executive Officer of the Bank or a majority of the members of the Board that the Bank is no longer Insolvent.

                           (5) The Board and Chief Executive Officer of the Bank shall certify to the Trustee, at the Trustee's request, whether the Bank is Insolvent. Any such certification may be requested by the Trustee from time to time and at any time, and shall be made promptly by the Board or Chief Executive Officer under the penalties of perjury. Any certification received by the Trustee under this subparagraph shall also be deemed a reasonable basis from the Trustee's determination of Insolvency under this Article THIRD.

                  (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to subparagraph (b) of Article THIRD hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Bank in lieu of the payments provided for hereunder during any such period of discontinuance. The Trustee shall have an obligation to offset payments hereunder by direct payments made to Plan participants and their beneficiaries by the Bank during the period of discontinuance described in the preceding sentence only to the extent the Bank directs the Trustee to make such offset.



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                  FOURTH:           PAYMENTS TO THE BANK.

                  Except as provided in Article THIRD hereof, after the Trust has become irrevocable, the Bank shall have no right or power to direct the Trustee to return to the Bank or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

                  FIFTH:            INVESTMENT AUTHORITY.

                  (a) Subject to paragraphs (b) and (c) of this Article FIFTH, the Trustee shall have exclusive authority and discretion to manage and control the assets of the Fund as specified in this Article FIFTH, and pursuant to such authority and discretion may exercise from time to time and at any time the power:

                           (i) To invest and reinvest the Fund, without distinction between principal and income, in the group, family, or class of mutual funds specified in writing by the Bank which shall constitute the exclusive permitted investments of the Fund;

                           (ii) To exercise, personally or by general or limited proxy, the right to vote any shares of such mutual funds held in the Fund; and to exercise, personally or by power of attorney, any other right appurtenant to mutual funds held by the Fund;

                           (iii) To exercise or sell any conversion or subscription or other rights appurtenant to any shares of mutual fund held in the Fund;

                           (iv) To invest and reinvest any property, real or personal, in the Fund in any other form or type of investment not specifically mentioned in this paragraph (a), so long as such form or type of investment is a form or type of investment approved by the Chief Financial Officer or Chief Executive Officer of the Bank and a direction is made by the Bank to invest in such property.

                  (b) (i) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Warwick Community Bancorp, Inc. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants except that voting, tender, appraisal, dissenter and other similar rights with respect to Trust assets shall be exercised by the Bank. In the absence of timely directions from the Bank, the Trustee shall have no duty to exercise such rights, and shall have no liability for refraining from exercising such rights.



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                           (ii) Any investment by the Trustee in securities or
obligations of the Company or the Bank shall be subject to prior written approval of the Bank.

                           (iii) The Bank shall have the right at anytime, and
from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Bank in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

                  (c) The Trustee shall exercise its powers under this Article FIFTH in a manner consistent with such direction by the Bank and shall have no liability whatsoever for any loss, cost or expense occasioned by any investment in such group, class or family of mutual funds in accordance with this paragraph.

                  (d) To the extent permitted by law, the Trustee shall not be liable for any act or omission of the Bank hereunder and, except as set forth hereunder, the Trustee shall not be under any obligations to invest or otherwise manage the assets of the Plan. Without limiting the generality of the foregoing, the Trustee shall not be liable by reason of its taking or refraining from taking any action hereunder at the direction of the Bank; the Trustee shall be under no duty to question or to make inquiries as to any direction or order or failure to give direction or order by the Bank and the Trustee shall be under no duty to make any review of investments acquired for the Fund at the direction or order of the Bank and shall be under no duty at any time to make any recommendation with respect to disposing of or continuing to retain any such investment.

                  (e) Without limiting the generality of the provisions of Article EIGHTH hereof, the Bank agrees, to the extent permitted by law, to indemnify the Trustee and hold it harmless from and against any claim or liability that may be asserted against it, otherwise than on account of the Trustee's own gross negligence or willful misconduct or violation of any provision of law, by reason of the Trustee's taking or refraining from taking any action in accordance with this Article FIFTH.

                  (f) Subject to the other provisions of this Trust Agreement, the Trustee shall have the power and authority to be exercised in its sole discretion at any time and from time to time to issue and place orders for the purchase or sale of securities directly with qualified brokers or dealers. Such orders may be placed with such qualified brokers and/or dealers who also provide investment information or other research or statistical services to the Trustee in its capacity as a fiduciary or investment manager for other clients.

                  SIXTH:            DISPOSITION OF INCOME.

                  During the term of this Trust Agreement, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.



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                  SEVENTH:  ACCOUNTS.

                  (a) (i) The Trustee shall keep accurate and detailed accounts of all its receipts, investments and disbursements under this Agreement. Such person or persons as the Bank shall designate shall be allowed to inspect the books of account relating to the Fund upon request at any reasonable time during the business hours of the Trustee.

                           (ii) Within 120 days after the close of each calendar
year, the Trustee shall transmit to the Bank, and certify the accuracy of, a written statement of the assets and liabilities of the Fund at the close of that calendar year, showing the current value of each asset at that date, and a written account of all the Trustee's transactions relating to the Fund during the period from the last previous accounting to the close of that calendar year. (For the purposes of this paragraph, the date of the Trustee's resignation or removal as provided in Article TENTH hereof or the date of termination of the Plan as provided in Article ELEVENTH hereof shall be deemed to be the close of a calendar year with respect to the Trustee's resignation or the terminated Plan, as the case may be.)

                           (iii) Unless the Bank shall have filed with the
Trustee written exceptions or objections to any such statement and account within 180 days after receipt thereof, the Bank shall be deemed to have approved such statement and account; and in such case or upon the written approval by the Bank of any such statement and account the Trustee shall be forever released and discharged with respect to all matters and things expressly set forth in such statement and account as though it had been settled by decree of a court of competent jurisdiction in an action or proceeding to which the Bank and all persons having any beneficial interest in the Fund were parties.

                  (b) Nothing contained in this Agreement or in the Plan shall deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee's accounts or for instructions in connection with the Fund, the only other necessary party thereto in addition to the Trustee shall be the Bank. If the Trustee so elects, it may bring in as a party or parties defendant any other person or persons. No person interested in the Fund, other than the Bank, shall have a right to compel an accounting, judicial or otherwise, by the Trustee, and each such person shall be bound by all accountings by the Trustee to the Bank, as herein provided, as if the account had been settled by decree of a court of competent jurisdiction in an action or proceeding to which such person was a party.

                  EIGHTH: RESPONSIBILITY OF THE TRUSTEE.

                  (a) The Trustee shall discharge its duties under this Agreement with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any


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person for any action taken pursuant to a direction, request or approval given by any duly authorized person which is contemplated by, and in conformity with, the terms of the Plan or the Trust and is given in writing by the Bank. The duties and obligations of the Trustee shall be limited to those expressly imposed upon it by this Agreement notwithstanding any reference herein to the Plan.

                  (b) The Trustee shall have no duty to commence or defend any legal action arising in connection with the Trust unless it shall first have been indemnified, in manner and substance satisfactory to it, against its costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto.

                  (c) The Trustee may consult with counsel, who may be counsel for the Bank or for the Trustee in its individual capacity, and shall not be liable for any action taken or omitted in accordance with the opinion of counsel. The Bank agrees, to the extent permitted by law, to indemnify and hold the Trustee harmless from and against any liability that it may incur in connection with the Fund, unless arising from the Trustee's own grossly negligent or willful breach of the provisions of paragraph (a) above. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this Agreement, except as required by law. The Trustee in its corporate capacity shall not be liable for claims of any persons in any manner regarding the Plan; such claims shall be limited to the Trust Fund.

                  (d) (i) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

                           (ii) The Trustee shall have, and in its sole and
absolute discretion may exercise from time to time and at any time, the following administrative powers and authority with respect to the Fund consistent with the provisions of Article FIFTH:

                           (A) To continue to hold any property of the Fund whether or not productive of income; to reserve from investment and keep unproductive of income, without liability for interest, cash temporarily awaiting investment and such cash as it deems advisable or as the Bank from time to time may specify in order to meet the administrative expenses of the Fund or anticipated distributions therefrom;

                           (B) To hold property of the Fund in its own name or in the name of a nominee or nominees, without disclosure of the Trust, or in bearer form so that it will pass by delivery, but no such holding shall relieve the Trustee of its


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         responsibility for the safe custody and disposition of the Fund in accordance with the provisions of this Agreement; the Trustee's books and records shall at all times show that such property is part of the Fund; and, subject to subsection (c) above, the Trustee shall be absolutely liable for any loss occasioned by the acts of its nominee or nominees with respect to securities registered in the name of the nominee or nominees;

                           (C) To employ in the management of the Fund suitable agents, without liability for any loss occasioned by any such agents selected by the Trustee with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                           (D) To do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in Article FIFTH hereof or otherwise in the best interests of the Fund.

                  (e) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

                  (f) Unless the Trustee participates knowingly in, or knowingly undertakes to conceal, an act or omission of the Bank or any other fiduciary, knowing such act or omission to be a breach of fiduciary responsibility, the Trustee shall be under no liability for any loss of any kind which may result by reason of such act or omission.

                  (g) If a dispute arises as to the payment of any funds or delivery of any assets by the Trustee, the Trustee may withhold such payment or delivery until the dispute is determined by a court of competent jurisdiction or finally settled in writing by the parties concerned.

                  NINTH:  TAXES, COMPENSATION AND EXPENSES OF TRUSTEE.

                  (a) (i) The Bank shall pay any Federal, state, local or other taxes imposed or levied with respect to the corpus and/or income of the Fund or any part thereof under existing or future laws.

                           (ii) All taxes that may be levied or assessed upon or
in respect of the Fund shall be paid from the Fund. The Trustee shall notify the Bank of any proposed or final assessments of taxes and may assume that any such taxes are lawfully levied or assessed unless the Bank advises it in writing to the contrary within fifteen days after receiving the above notice from the Trustee. In such case, the Trustee, if requested by the Bank in writing, shall contest the validity of such taxes in any manner deemed appropriate by the Bank; the Bank may itself contest the validity of any such taxes, in which case the Bank shall so notify the Trustee and the Trustee shall have no responsibility or liability respecting such contest. If either party to this Agreement contests any such proposed levy or assessments, the other party shall provide such information and cooperation as the party conducting the contest shall reasonably request.

                  (b) The Trustee, without direction from the Bank, shall pay from the Fund from time to time such reasonable compensation for its services as Trustee as shall be agreed upon with the Bank, the reasonable and necessary expenses and compensation of counsel and other agents employed or engaged by the Trustee pursuant to subparagraph (d)(ii)(C) of Article EIGHT, and all other reasonable and necessary expenses of managing and administering the Fund (which the Trustee, in its discretion, determines to be necessary or appropriate) that are not paid by the Bank.

                  TENTH:  RESIGNATION AND REMOVAL OF THE TRUSTEE.

                  (a) The Trustee may resign at any time by written notice to the Bank, which shall be effective 60 days after receipt of such notice unless the Bank and the Trustee agree otherwise.

                  (b) The Bank, by action of its Board, may remove the Trustee at any time upon 60 days' written notice to the Trustee, or upon shorter notice if acceptable to the Trustee. In the event it resigns or is removed, the Trustee shall have a right to have its accounts settled as provided in Article SEVENTH hereof.

                  (c) (i) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Bank extends the time limit.

                           (ii) The Trustee may reserve such sums as the Trustee
shall deem necessary to defray its expenses in settling its accounts, to pay any of its compensation due and unpaid and to discharge any obligation of the Fund for which the Trustee may be liable. If the sums so reserved are not sufficient for these purposes, the Trustee shall be entitled to recover the amount of any deficiency from either the Bank or the successor Trustee, or both. When the Fund shall have been transferred and delivered to the successor Trustee and the accounts of the Trustee have been settled as provided in Article SEVENTH hereof, the Trustee shall be released and discharged from all further accountability or liability for the Fund and shall not be responsible in any way for the further disposition of the Fund or any part thereof.

                  (d) (i) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Article ELEVENTH, by the effective date of resignation or removal under paragraph (a) or (b) of this Article TENTH. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust. Any successor Trustee shall be an independent commercial bank or trust bank which is not affiliated with, controlled by, in control of, or under common control with the Bank.

                           (ii) Each successor Trustee shall have the powers and
duties conferred upon the Trustee in this Trust Agreement, and the "Trustee" as used in this Agreement shall be deemed to include any successor Trustee.

                  ELEVENTH:  APPOINTMENT OF SUCCESSOR.

                  In the event of the resignation or removal of the Trustee, a successor Trustee shall be appointed by the Bank. Except as otherwise provided herein, such appointment shall take effect upon delivery to the Trustee of an instrument so appointing the successor and an instrument of acceptance executed by such successor, both of which instruments shall be duly acknowledged before a notary public. The delivery of such instruments shall take place within sixty
(60) days after notice of resignation or removal, as applicable, of the Trustee shall have been given.

                  TWELFTH:  AMENDMENT OR TERMINATION.

                  (a) This Trust Agreement may be amended by a written instrument duly executed and acknowledged by the Trustee and the Bank. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with subparagraph (b) of Article FIRST hereof.

                  (b) (i) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Bank.

                           (ii) Notwithstanding the foregoing, if not sooner
terminated, the Trust shall terminate automatically on the twenty-first (21st) anniversary of the death of the last to die of all of the lineal descendants of Rose Fitzgerald Kennedy, daughter of John Francis Fitzgerald and Josephine Mary Hannon Fitzgerald, who are living and in being on the effective date of this Trust Agreement.

                           (iii) Notwithstanding the foregoing, until the Trust
has become irrevocable as provided in subparagraph (b) of Article FIRST hereof, the Trust may be terminated at any time by the Bank.

                           (iv) In case the Plan is terminated in whole or in
part, the Trustee (subject to the provisions of Articles TENTH and ELEVENTH hereof and reserving such sums as the Trustee shall deem necessary in settling its accounts and to discharge any obligation of the Fund for which the Trustee may be liable) shall apply or distribute any subfund attributable to such terminating Plan in accordance with the written directions of the Bank. Upon such termination of Plan in whole or in part, the Trustee shall have a right to have its accounts settled as provided in Article SEVENTH hereof. When a subfund shall have been so applied or distributed and the accounts of the Trustee shall have been so settled, the Trustee shall be released and discharged from all further accountability or liability respecting such subfund, and shall not be responsible in any way for the further disposition of such subfund.

                  THIRTEENTH:  MISCELLANEOUS.

                  (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                  (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

                  (c) (i) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be performed wholly within the State of New York.

                           (ii) Nothing in this Agreement shall be construed to
subject either the Trust created hereunder or the Plan to ERISA.

                           (iii) Any reference herein to ERISA or the Code shall
include such law as in effect on the effective date hereof, subsequent amendment thereto and any succeeding law.

                  (d) The titles to Articles of this Agreement are placed herein for convenience of reference only, and the Agreement is not to be construed by reference thereto.

                  (e) This Agreement shall bind and inure to the benefit of the successors and assigns of the Bank and the Trustee, respectively.

                  (f) This Agreement may be executed in any number of counterparts, each of which shall be shall to be an original but all of which together shall constitute but one instrument, which may be sufficiently evidenced by any counterpart executed by all parties hereto.

                  (g) Any corporation into which the Trustee is merged with or with which it is consolidated, or any corporation resulting from a merger, reorganization or consolidation, to which the Trustee is a party, or any corporation to which all or substantially all the trust business of the Trustee is transferred shall become the successor trustee under the Agreement without the execution or filing of any further instrument or the performance of any further act.

                  (h) The Bank or anyone acting on its behalf may at any time employ the Trustee in its corporate (and not in its fiduciary) capacity as agent to perform any act, keep any records or accounts, or make any computations required by the Bank. Any such agency relationship shall be established by a separate agreement between the Bank and the Trustee, and the existence of such agreement and any actions performed by the Trustee under such agreement shall not affect its responsibilities as Trustee under this Agreement.

                  FOURTEENTH:  ADMINISTRATION OF THE PLAN; COMMUNICATIONS.

                  (a) The Bank shall administer the Plan as provided therein, and the Trustee shall not be responsible in any respect for administering such Plan nor shall the Trustee be responsible for the adequacy of the Fund to meet and discharge all payments and liabilities under such Plan.
The Trustee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by an officer of the Bank duly authorized to give communications to the Trustee. The Bank from time to time shall furnish the Trustee with the names and specimen signatures of such duly authorized officers of the Bank and shall promptly notify the Trustee of the termination of office of any officer of the Bank and the appointment of a successor thereto. Until notified to the contrary, the Trustee shall be fully protected in relying upon the most recent list of such duly authorized officers of the Bank furnished to it by the Bank.

                  (b) Any action required by any provision of this Agreement to be taken by the Board shall be evidenced by a resolution of the Board, certified to the Trustee by the Secretary or an Assistant Secretary of the Bank under its corporate seal. The Trustee shall be fully protected in relying upon any resolution so certified to it. Unless other evidence with respect thereto has been specifically prescribed in this Agreement, any other action of the Bank under any provision of this Agreement, including any approval of or exceptions to the Trustee's accounts, shall be evidenced by a certificate signed by an officer of the Bank duly authorized to give communications to the Trustee, and the Trustee shall be fully protected in relying upon such certificate. The Trustee may accept a certificate signed by an officer of the Bank duly authorized to give communications to the Trustee as proof of any fact or matter than it deems necessary or desirable to have established in the administration of the Trust (unless other evidence of such fact or matter is expressly prescribed herein), and the Trustee shall be fully protected in relying upon the statements in the certificate.

                  (c) Notwithstanding anything contained herein to the contrary, the Trustee shall be entitled conclusively to rely upon any written notice, instruction, direction, certificate or other communication reasonably believed by it to be genuine and to be signed by the proper person or persons, and the Trustee shall be under no duty to make investigation or inquiry as to the truth or accuracy of any statement contained therein.

                  (d) Until notice be given to the contrary, communications to the Trustee shall be sent to it at its office at 140 Broadway, New York, New York 10005, Attention: RICHARD A. GLOVER, Vice President; communications to the Bank shall be sent to it at its office at 18 Oakland Avenue, Warwick, New York 10990, Attention: PRESIDENT AND CHIEF EXECUTIVE OFFICER.

                  FIFTEENTH:  IRS RULING.

                  The Bank may apply for a Private Letter Ruling from the IRS with respect to the federal income tax consequences of the Trust. If the IRS, following a request by the Bank, declines to issue a favorable ruling to the effect that the Bank will be treated for Federal income tax purposes as the owner of the Fund pursuant to Sections 671 through 679 of the Code, that the income of the Fund will be treated as income of the Bank, and that the funding of, and realization of income by, the Fund will not result in income to the participants or beneficiaries prior to the date that such funds are actually distributed or made available to participants or beneficiaries hereunder, all of the assets then held in the Fund shall forthwith be returned to the Bank in kind and this Agreement shall be null and void and have no force and effect.

                  SIXTEENTH:  DEFINITION OF CHANGE OF CONTROL.

                  (a)      Change of Control means any of the following events:

                           (i) approval by the shareholders of the Bank of a
transaction that would result and does result in the reorganization, merger or consolidation of the Bank, respectively, with one or more other persons, other than a transaction following which:

                                    (A) at least 51% of the equity ownership
interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

                                    (B) at least 51% of the securities entitled
to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

                           (ii) the acquisition of all or substantially all of
the assets of the Bank or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Bank entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the shareholders of the Bank of any transaction which would result in such an acquisition;

                           (iii) a complete liquidation or dissolution of the
Bank, or approval by the shareholders of the Bank of a plan for such liquidation or dissolution;

                           (iv) the occurrence of any event if, immediately
following such event, at least 50% of the members of the Board do not belong to any of the following groups:

                                    (A) individuals who were members of the
Board on the date of this Agreement; or

                                    (B) individuals who first became members of
the Board after the date of this Agreement either:

                                            (I) upon election to serve as a
member of the Board by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

                                            (II) upon election by the
shareholders of the Board to serve as a member of the Board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

PROVIDED, HOWEVER, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Company; or

                           (v) any event which would be described in (i), (ii),
(iii) or (iv) above
if
the term "Warwick Community Bancorp, Inc." was substituted for the term "Bank" therein and the term "Board of Directors of Warwick Community Bancorp, Inc." were substituted for the term
"Board" therein.

                           In no event, however, shall a Change of Control be
deemed to have occurred as a result of any acquisition of securities or assets of Warwick Community Bancorp, Inc., the Bank, or a subsidiary of either of them, by Warwick Community Bancorp, Inc., the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Article SIXTEENTH, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act. The Trustee may rely on an opinion of a reputable law firm selected by the Trustee, in its discretion, to determine whether a Change of Control has occurred. The Trustee may also request that the Bank furnish evidence to determine, or enable the Trustee to determine, whether a Change of Control has occurred.

                  (b) The Trustee shall not be responsible for determining whether a Change of Control occurs. Such determination shall be made solely by the Bank, and the Bank shall promptly notify the Trustee in writing in such an event. The Bank shall, under the penalties of perjury, promptly certify to the Trustee at any time and from time to time, at the Trustee's request, whether a Change of Control has been deemed to have occurred.

                  SEVENTEENTH:  EFFECTIVE DATE.

                  The effective date of this Trust Agreement shall be December 23, 1997.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names by their duly authorized officers under their corporate seals as of the day and year first above written.

                                      THE WARWICK SAVINGS BANK



                                      By: /s/ Timothy A. Dempsey
                                          -------------------------------------
                                              Timothy A. Dempsey
                                              Title:  President and Chief
                                                      Executive Officer

                                      Date: December 10, 1997
                                            -----------------------------------
ATTEST:


By: /s/ Nancy L. Sobotor-Littell
    ----------------------------
        Secretary

[seal]

                                      MARINE MIDLAND BANK



                                      By: /s/ Richard A. Glover
                                          -------------------------------------
                                          Richard A. Glover
                                          Title:  Vice President

                                          Date: December 9, 1997
                                                -------------------------------
ATTEST:


By: /s/ Mindy F. Smith
    ----------------------------
    Secretary

[seal]

STATE OF NEW YORK      )
                       : ss.:
COUNTY OF ORANGE       )


                  On this 10th day of December, 1997, before me personally came TIMOTHY A. DEMPSEY, to me known, who, being by me duly sworn, did depose and say that he resides at 36 Waterbury Road, Warwick, New York 10990; that he is the President and Chief Executive Officer of THE WARWICK SAVINGS BANK, the savings bank described in and which executed the foregoing instrument; that he knows the seal of said savings bank; that the seal affixed to said instrument is such savings bank's seal; that it was so affixed by order of the Board of Directors of said savings bank; and that he signed his name thereto by like order.



                                             /s/ Roseanna Nielsen
                                             -------------------------------
                                                 Notary Public




STATE OF NEW YORK       )
                        : ss.:
COUNTY OF NEW YORK      )


                  On this 9th day of December, 1997, before me personally came RICHARD A. GLOVER, to me known, who, being by me duly sworn, did depose and say that he resides at 5 Windward Court, Dix Hills, New York, that he is Vice President and Trust Officer of MARINE MIDLAND BANK, the banking corporation described in and which executed the foregoing instru ment; that he knows the seal of said banking corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said banking corporation; and that he signed his name thereto by like order.



                                            /s/ Mindy F. Smith
                                            --------------------------------
                                                Notary Public